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                                                                    EXHIBIT 10.8

              LA AGREEMENT BETWEEN REALNETWORKS AND LIQUID AUDIO

This Agreement is entered into as of April 26, 1998 (the "Effective Date") by and between Real Networks, Inc., a Washington corporation ("RN"), and Liquid Audio, Inc. a California corporation ("LA").

WHEREAS, RN has developed and owns all right, title and interest in the RealMedia Architecture ("RMA", as further defined below), an open platform for development of streaming media applications and tools, which allows software developers to build new applications and extend current applications to inter-operate with a wide variety of datatypes; WHEREAS, LA is a developer of high quality audio codec and datatypes. LA desires to modify and enhance its products or develop new products based on RN's Real Media Architecture that are interoperable with the Licensed Software (as defined below).

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS

1.1 "License Key" means the authorization code that is generated by the License Key Tool and that enables RMA Server Software to stream RealMedia datatypes. License Keys that generate User-Streams and enable features of a LA Product are provided to a LA's end-user customers.

1.2 "License Key Tool" means the version of the License Key Tool that is provided to LA by RN that is specific and unique to the applicable LA Product. The License Key Tool is used to generate unique License Keys for a LA Product.

1.3 "Licensed Software" means Real Players, the RealMedia SDK, including associated RealMedia Libraries, RMA Server Software, whether in object code or source code form, License Key Tools and License Keys, and related User Documentation and specifications.

1.4 "New Release" means a new major release of the Licensed Software or the LA products in which major new functionality has been added in addition to any complement of bug fixes supplied, and which is designated as a change in the digit to the left of the decimal point in the product version number [(x).x.x]. "Update" means a minor release, enhancement, revision, modification or upgrade of the Licensed Software Software or LA Products, designated as a change in the tenths digit in the product version number [x.(x).x], or in the digit to the right of the tenths digit in the product version number [x.x.(x)]. By way of clarification, if either party markets a new and distinct product along with and in addition to an existing program, then such new and distinct product shall be treated as a New Release, not an Update.

1.5 "LA Product(s)" means the products and applications developed by LA hereunder incorporating the Licensed Software which are compatible with RMA Server Software, as further described on Exhibit A hereto. LA Products shall include:

     (a) "LA Client Software," which means software that is incorporated in an RMA Player and utilizes the RMA application programming interfaces ("APIs") and will not interoperate with any server software, other than an RMA server, that streams files by any RMA supported protocol;

     (b) "LA Tools," which means software tools that may import datatypes and export datatypes using the RealMedia Libraries; and

     (c) "LA Server Applications," which means LA software applications that interface with RMA Server Software and add datatypes that can be streamed from RMA Server Software.

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1.6  Reserved.
     --------

1.7 "RealMedia Architecture" or "RMA" means the software platform developed by RN that allows for the development of streaming media products and tools, and which is designed specifically for the existing infrastructure of the Internet and corporate intranets. RMA includes the following components:

     (a) "Real Players," which are stand-alone applications, or components embedded in other applications, that play RMA media files.

     (b) "RealMedia Datatypes," which are datatypes that can be streamed using RMA Server Software APIs and played using RMA Player APIs.

     (c) "RealMedia Libraries," which are APIs contained in the RealMedia SDK in object code form.

     (d) "RealMedia SDK" or "SDK," which contains the tools and information needed for software developers to create tools for use in producing streaming media and to adopt or build applications that stream from RMA Server Software and play in Players. The SDK contains a Player, Player APIs, Server APIs, RealMedia Libraries, Sample Source Code and RealMedia Server Software.

     (e) "RMA Server Software" which is software in object code form, which streams files over networks, and which has the capabilities set forth on Exhibit B hereto.

     (f) "Sample Source Code," which provides an example of how to develop an RMA application.

1.8  "Term" is defined in Section 8.1.
                          -----------

1.9  "Territory" means the world, except as otherwise limited by Section 14.7.
                                                                 ------------

1.10 "User Documentation" means RN's user manuals, technical manuals, release notes including advertisements for RMA Server Software, installation and operation instructions, and other data and documentation describing the use of RMA Server Software normally supplied to RN's customers.

1.11 "User-Stream" means the stream of Real Media datatypes from RMA Server Software to a single end-user client computer. The number of User-Streams being delivered by a single copy of the RMA Server Software is measured by counting the number of end-users simultaneously served by User-Streams originating from the RMA Server Software.

2. LA DEVELOPMENT OF RMA-BASED PRODUCTS AND INTEGRATION; LICENSE TO LA OF RMA SDK FOR DEVELOPMENT

2.1  License; LA Development and Integration. Subject to the terms and
     ---------------------------------------
     conditions of this Agreement, RN grants to LA a non-exclusive, nontransferable license to use and install the RealMedia SDK for the sole purpose of developing and using LA Products that are based upon the RMA Architecture and interoperate with Licensed Software. Subject to Section
     14.9 below, LA agrees that by September 30, 1998, LA shall have developed commercially shippable versions of the LA Client Software and LA Server Application. LA shall only use the SDK on a single computer or on a computer network. LA may make a single copy of the SDK for back-up and archival purposes only, provided that any copy must contain all proprietary notices included in the original. LA may download associated online documentation for purposes of using the SDK, but may not make further copies of the documentation.

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2.2  Limitations.
     -----------

     (a) The SDK may be used solely to develop and test a LA Product. It may not be used for any commercial, non-commercial, educational or internal purpose, and may not be used in any way that allows or causes the transmission of audio, video or other media files across the Internet to any computer network without a separate written license agreement from RN.

     (b) LA is expressly prohibited from using, licensing, selling, transferring or otherwise distributing any LA Product except as expressly provided in this Agreement.

     (c) Except as expressly provided herein, LA shall not copy, modify, reproduce, display, decompile, reverse engineer, store, translate, sublicense, assign, sell, lease or otherwise transfer or distribute the SDK, or any of its rights therein, in whole or in part, nor may LA use the SDK to clone any client, server or other RN product. All rights not specifically granted herein to LA are reserved to RN.

     (d) Nothing contained in this Agreement shall be deemed or construed to grant LA the exclusive right to develop, or have distributed by RN, LA Products for any particular category of datatypes.

3.   DISTRIBUTION LICENSES; OBLIGATIONS CONCERNING LA PRODUCTS AND LICENSED
     SOFTWARE

3.1  License from RN to LA. Subject to the terms and conditions set forth in
     ---------------------
     this Agreement, RN grants LA the following licenses:

     (a)  LA Client Software. Except as provided in Section 4.1(b), LA agrees
          ------------------                        -------------
          that it shall not, under any circumstances, distribute any LA Client Software without a separate written license agreement with RN, during or after the Term. All LA Client Software shall be distributed by RN in accordance with Section 3.2(a). Notwithstanding the foregoing, LA
                             --------------
          may include a link offering or promoting the LA Client Software from the LA website to a hidden link on a RN website from which the LA Client Software will be downloadable, and may promote the LA Client Software on LA's website.

     (b)  LA Tools; LA Server Applications. RN grants LA a non-exclusive,
          --------------------------------
          non-transferable license to market, promote and distribute LA Server Applications and LA Tools containing any Licensed Software in the Territory during the Term. RN hereby grants LA the non-exclusive, royalty-free, non-transferable right and license to use and publicly display the RMA Server Software and Real Players for internal, demonstration and marketing purposes. LA shall not modify, decompile, or reverse engineer the RMA Server Software or Real Players during or after the Term.

     (c)  Limitations; Requirements. LA's end-user license agreements for the LA
          -------------------------
          Products shall prohibit further distribution, independently of the LA Products, the RMA Libraries, any RMA files or other components of RMA by LA's end-users.

          (ii) LA shall include a prominent and valid copyright notice, in the form reasonably requested by RN, in LA Products specifying that components of LA's Products are owned by and used under license from RN and its suppliers. LA shall not alter or remove any copyright or trademark notices contained in any Licensed Software or User Documentation. In addition, LA shall prominently display RN's "RMA logo" and the words "RMA Compatible" on the product packaging and all product manuals and documentation, in accordance with the terms of Section 5.1.
                                                                    -----------

          (iii) LA shall ensure that the LA Products interoperate properly and are compatible with the RMA Server Software. RN may elect to test the LA Products or, at RN's option, will have the LA Products tested by a third party testing lab at RN's expense, to confirm that the LA Products interoperate properly and are compatible with the RMA Server Software.

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          (iv)   LA shall promptly deliver to RN all releases, including beta releases, of its LA Products, for use by RN as set forth in
                 Section 3.2.
                 -----------

3.2  Distribution By RN.
     ------------------

     (a)  LA Client Software. [*] In the event that RN secures a distribution
          ------------------
          arrangement with an OEM or other distributor that necessitates the LA Client Software be compiled or "ported" to run on a third-party platform, the parties will negotiate in good faith and cooperate as reasonably necessary to enable such arrangement. Notwithstanding the foregoing, neither party shall be in breach of this Agreement if such negotiations are unsuccessful. Notwithstanding anything to the contrary set forth in this Agreement, LA shall have no obligation hereunder with respect to the LA Client Software after the Term.

     (b)  LA Tools; LA Server Applications. LA hereby grants RN the non-
          --------------------------------
          exclusive, non-transferable right and license to market, promote and distribute, by itself or through authorized distributors, the LA Tools and LA Server Applications, in the Territory during the Term by any means and in all channels of distribution, including as follows:

          (i) RN will electronically distribute the LA Tools and LA Server Applications from RN's Real Store, provided that they meet the requirements for inclusion in the Real Store, and that RN and LA sign an Electronic Distribution Agreement acceptable to both parties.

          (ii) LA hereby grants RN the non-exclusive, royalty-free, non-transferable right and license to use and publicly display the LA Tools and LA Server Applications for internal, demonstration and marketing purposes., RN shall not modify, decompile, or reverse engineer the LA Products during or after the Term.

     (c) LA shall provide to RN LA's standard end user license agreement embedded in LA's installation program for distribution by RN and its Authorized Distributors along with LA's Products. The license granted in such end-user license agreement shall be between LA and RN's end-users.

3.3  Source Code Escrow, LA will deposit with Data Securities International,
     ------------------
     Inc. (the "Escrow Agent"), a complete and correct set of the source and object code version of the LA Client Software (the "Escrow Products") and shall enter into the Escrow Agent's Master Preferred escrow agreement, pursuant to which RN shall have the right to require that the Escrow Agent provide some or all of the Escrow Products to RN or third parties in the event that LA undertakes or is subject to any of the actions set forth in
     Section 8.2(b); or in the event that it is of LA's breach of this Agreement
     --------------
     (other than a breach of Section 2.1) as determined by an arbitrator pursuant to Section 14.6 hereof or as adjudicated by a court having
                 ------------
     jurisdiction over LA. RN shall pay any required escrow fee directly to the Escrow Agent. In the event that the source code is released to RN, RN shall use such source code only to support the LA Client Software then being distributed by RN, and for no other purpose.

4.   DISTRIBUTION OF RMA SERVER SOFTARE.

4.1  Grant of License. Subject to the terms and conditions of this Agreement,
     ----------------
     and payment of the License Fees set forth in Section 6.1, RN grants LA a
                                                  -----------
     non-exclusive, non-transferable right and license, in the Territory during the Term, to:

     (a) market, license and distribute object code copies of the RMA Server Software and User Documentation to end-user customers only in conjunction with both a LA Product and LA's electronic music distribution and commerce server

     * Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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          ("Music Server") and only for use in connection with the distribution of sound recordings to end-user clients for a lee or for promotional purposes.

     (b) license and distribute one copy of the LA Client Software with each copy of the RMA Server Software distributed to an end-user customer;

     (c) generate License Keys with an authorized, RN-provided License Key Tool, and duplicate, market and distribute License Keys associated with LA Product to LA's authorized resellers and distributors ("Authorized Distributors") and end-user customers;

     (d) sublicense to Authorized Distributors the right to market, license and distribute object code copies of the RMA Server Software, User Documentation and License Keys to end-user customers only in conjunction with both a LA Product and LA's electronic music distribution and commerce server ("Music Server") and only for use in connection with the distribution of sound recordings to end-user clients for a fee or for promotional purposes; and

     (e) determine the price at which LA and its Authorized Distributors will license and distribute the LA Products, RMA Server Software and License Keys to end-user customers, independent of any License Fee payable by LA to RN.

4.2  Distribution Requirements.
     -------------------------

     (a)  End User License Agreements. LA shall distribute and shall cause its
          ---------------------------
          Authorized Distributors to distribute to their end-user customers RN's standard end-user Server Software License Agreement, which is contained in RN's product packaging. The license granted in such end-user license agreement shall be between RN and LA's end-users. Accordingly, LA agrees that it shall promptly provide to RN the names and addresses of all end-users to whom LA or its Authorized Distributors distributes an RMA Server Software concurrently with the provision of monthly reports, as set forth in Section 7.2.
                                                        -----------

     (b)  Fulfillment for RMA Servers Software. LA may either: (i) download RMA
          ------------------------------------
          Servers from a private RN download site; or (ii) place an order with RN for physical pre-packaged copies of the RMA Server Software. RN will ship all physical product to LA or LA's authorized designee, by shipment method specified by LA. All orders are shipped F.O.B. RN's designated fulfillment location. As a convenience, RN may prepay freight charges, and such charges will be billed to LA. All risk of loss or damage in transit will be borne by LA. LA shall inspect the RMA Server Software upon receipt at the delivery location. Acceptance shall be deemed to occur unless LA provides RN with notice of non-acceptance within three (3) days of receipt. A LA may only reject a copy of RMA Server Software for one of the following reasons: (i) missing labels or User Documentation, or (ii) defective media.

     (c)  Trademark Usage. If LA distributes the RMA Server Software as part of
          ---------------
          a bundle, LA shall prominently display RN's "RMA logo" and the words "RMA Compatible" on the product packaging and all product manuals and documentation, in accordance with any Section 5.1.
                                                -----------

5.   TRADEMARK LICENSE.

5.1 LA shall have the right, but not the obligation except as expressly provided herein, to use RN's trademarks and logos, royalty-free, in connection with LA's user interfaces, packaging, collateral material and website, subject to compliance with RN's Trademark Usage Guidelines, or as otherwise designated in writing by RN from time to time, provided each such use is approved by RN in writing in advance as follows: LA shall furnish RN with samples of any proposed usage of such trademark or logo, and obtain RN's prior approval for such usage, which approval will not be unreasonably withheld or delayed.

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5.2  RN shall have the right to use LA's "Liquid Audio" trademark and logo in connection with RN's user interfaces, packaging, collateral material and website, subject to compliance with LA's Trademark Usage Guidelines, or as otherwise designated in writing by LA from time to time, provided each such use is approved by LA in writing in advance as follows: RN shall furnish LA with samples of any proposed usage of such trademark or logo, and obtain LA's prior approval for such usage, which approval will not be unreasonably withheld or delayed.

6.   SUPPORT AND UPGRADES.

6.1  Technical Support for LA Products. During the Term, LA shall be solely
     ---------------------------------
     responsible for providing, and agrees that it will provide, all end-user technical and customer support for the LA Products.

6.2  Technical Support for RMA Server Software. During the Term, LA agrees that
     -----------------------------------------
     it will provide first-tier technical and customer support, by telephone and e-mail and in accordance with RN's minimum support requirements, for RMA Server Software distributed by LA and its Authorized Distributors. RN will enroll LA, without charge, in a one-day RealMedia technical training seminar at RN's facilities, to train LA to provide first-line technical support to its end-user customers for RMA Server Software. LA shall be responsible for all out-of-pocket costs in incurs to attend such seminar. RN shall provide second-tier technical support, by telephone and email, from 8:00 A.M-5:00 P.M. PST Monday through Friday to LA's primary support contact for RMA Server Software. RN's telephone "hotline" shall be staffed by technical personnel with a working knowledge of the RMA Server Software. RN shall not provide technical support to LA's Authorized Distributors or end-users, unless such customers purchase technical support service from RN directly.

6.3  LA Updates and New Releases. During the Term, LA shall make available to RN
     ---------------------------
     at no charge, upon release by LA, a copy of all Updates and New Releases to the LA Products. Each Update or New Release shall, upon release by LA, be subject to all of the terms and conditions of the Agreement.

6.4  RN Updates and New Releases. During the Term, RN shall make available to LA
     ---------------------------
     at no charge, upon release by RN, a copy of all corresponding Updates on the RN website. RN shall make available at no charge all New Releases and all Updates associated with developments of LA Products. Each Update or New Release shall, upon release to LA, be subject to all of the terms and conditions of the Agreement.

7.   PAYMENT

7.1 License Fee. As consideration for the RMA Server Software distribution rights granted herein, LA shall pay RN a license fee ("License Fee") of [*] licensed by LA hereunder. License Fees for User Streams are [*]

7.2  Payment Terms. LA will provide RN with a written report by the 20th day of
     -------------
     each month for the preceding calendar month setting forth: (a) the number of RMA Server Software distributed, (b) the names and address to whom the RMA ServerSoftware was distributed; (c) the number of License Keys distributed; and (d) the amount due to RN pursuant to Section 7.1 for the preceding month. The report shall be accompanied by the payment due. All payments due hereunder shall be made in United States Dollars, without withholding or offset of any kind. Interest shall accrue on all amounts past due hereunder at the monthly rate of one and one-half percent (1.5%) or at the maximum legal rate, whichever is less.

7.3  Books and Records. During the Term and for three (3) years thereafter, LA
     -----------------
     shall keep books of account with respect to the amounts due and the calculations required to be made under Section 7.1. Upon RN's reasonable
                                            -----------
     written request, and no more than once per year of the Term, RN may audit and inspect all such books of account, through an independent third party auditor and during normal business hours, provided that such

          * Certain information in this Exhibit has been omitted and filed seperately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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     auditor is a nationally recognized firm of certified public accountants and shall undertake in writing to protect the confidentiality of the business data and records of LA. The cost of any such audit shall be paid by RN. provided, however, that in the event RN initiates an audit under this
     Section 7.3 and it is finally determined that the amount reported and paid
     -----------
     by LA pursuant to Section 7.1 for the period(s) audited is, in the
                       -----------
     aggregate, less than ninety-five per cent (95%) of the aggregate amount actually due, then LA shall pay the reasonable costs and expenses of said audit. If any such audit reveals an underpayment of license fees, LA shall make any correcting payment within thirty (30) days. Any underpayment shall be subject to interest of one and one-half percent (1.5%) per month or the maximum amount allowed by law, whichever is less. LA will maintain the books and records applicable to each reporting period for at least three years following the close of such period.

7.4  Audit of Authorized Distributors. During the Term and for three (3) years
     --------------------------------
     thereafter, For all Authorized Distributors, LA, in its sole discretion, shall either: (a) retain for itself the right to audit the books and records of any such Authorized Distributor; or (b) require that the Authorized Distributor agree in writing to permit, upon the written request of RN to LA, an independent auditor paid by RN to examine the necessary books and records of any such Authorized Distributor, provided that such accountant shall agree to protect the confidentiality of the business data and records and to disclose to RN only the accuracy or inaccuracy of the reporting required hereunder. Any such audits shall be arranged through LA. LA shall require its Authorized Distributors to maintain books and records applicable to LA's payment obligations hereunder for at least three years following the close of the applicable reporting period for such obligations.

8.   TERM AND TERMINATION

8.1  Term. This Agreement shall commence as of the Effective Date, and terminate
     ----
     one (1) year from the Effective Date (the "Term"), unless earlier terminated as provided herein.

8.2  Termination by Either Party. Either party may terminate this Agreement
     ---------------------------
     immediately upon written notice to the other party in the event of any of the following:

     (a) should the other party fail to perform any material term or condition of this Agreement, which shall constitute a default of this Agreement, and such default has not been corrected within thirty (30) days of notice from the non-breaching party. In the event of a breach of
          Section 9 no cure period need be provided.
          ---------

     (b) should the other party (i) make a general assignment for the benefit of creditors; (ii) institute proceedings to be adjudicated a voluntary bankrupt, or consent to the filing of a petition of bankruptcy against it; (iii) be adjudicated by a court of competent jurisdiction as being bankrupt or insolvent; (iv) seek reorganization under any bankruptcy act, or consent to the filing of a petition seeking such reorganization; or (v) have a decree entered against it by a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or in insolvency covering all or substantially all of such party's property or providing for the liquidation of such party's property or business affairs, provided such decree is not dismissed within 45 days.

8.3  Termination by RN or LA. RN may terminate this Agreement immediately upon
     -----------------------
     written notice to LA in the event of any attempted transfer or assignment of this Agreement or any right or obligation hereunder (except as provided in Section 14.3), or any sale, transfer, relinquishment, voluntary or involuntary, by operation of law or otherwise, of more than a 5% interest in the direct or indirect ownership or control of LA to an RN Competitor, without RN's prior written approval. LA may terminate this Agreement immediately upon written notice to RN in the event of any attempted transfer or assignment of this Agreement or any right or obligation hereunder (except as provided in Section 14.3), or any sale, transfer, relinquishment, voluntary or involuntary, by operation of law or otherwise, of more than a 5% interest in the direct or indirect ownership or control of an LA Competitor to RN without LA's prior written approval. As used herein, an "RN Competitor" means any of the companies identified in Exhibit C hereto. As used herein, an "LA Competitor" means any of the companies identified in Exhibit D hereto. Any termination right under this Section 8.3 must be exercised within ten (10) business days after the applicable trigger event or shall be deemed forever waived For the avoidance of doubt, a termination pursuant to this Section 8.3 shall not constitute an event that triggers release of the source code escrow pursuant to Section 3.3 above. An initial public offering of the common stock of either LA or RN shall not constitute an event that shall trigger either party's termination right hereunder.

8.4  Effect of Termination. Upon the effective date of termination of this
     ---------------------
     Agreement, the non-perpetual licenses granted hereunder shall terminate immediately. LA will either immediately return all Licensed Software to RN or certify in writing to RN that all copies of all Licensed Software have been destroyed, except that LA may retain one copy of the Licensed Software for archival purposes and to furnish support services to end-user clients. Perpetual licenses shall survive unless this Agreement is terminated for default by the licensing party pursuant to Section 8.2. Notwithstanding anything to the contrary herein, any licenses to use the Licensed Software or the LA Products properly granted during the Term to the parties' end users shall survive any termination of this Agreement.

9.   CONFIDENTIALITY

     "Confidential Information" means any trade secret information or information otherwise designated by a party as being confidential relating to either party's products, product plans, designs, computer code, technical information, costs, pricing, financing, marketing plans, business opportunities, personnel, research and development or know-how. All Confidential Information that is disclosed orally shall be documented in writing by the disclosing party and delivered to the receiving party within twenty (20) business days after disclosure. Confidential Information shall not include information that (i) is or becomes generally known or available through no fault of the receiving party, (ii) was known by or disclosed to the receiving party prior to disclosure, (iii) is independently developed by the receiving party, or (iv) is made generally available by the disclosing party without any restriction. The parties shall use reasonable efforts and at least the same care that each uses to protect its own Confidential Information of like importance, to prevent unauthorized dissemination or disclosure of the other party's confidential information during and for three (3) years following the last day of the Term. Neither party will use the other's Confidential Information for purposes other than those necessary to directly further the purposes of this Agreement. Neither party will disclose to third parties the other's Confidential Information without the prior written consent of the other party, provided, however, that nothing will preclude a party from making disclosure to a third party for the purpose of due diligence in a financing transaction, merger, acquisition, business combination or other similar transaction, or from making any disclosures to any governmental agency having jurisdiction over the disclosing party, or unless otherwise required by law, government order or court proceeding. Each party shall return the Confidential Information to the other party upon termination of the Agreement or upon the request of the other party. Except as expressly provided in this Agreement, no ownership or license right is granted in any Confidential Information.

10.  PROPRIETARY RIGHTS

10.1 LA. LA shall retain all right, title and interest in and to the LA
     --
     Products, including without limitation any copyright, patent, trade secret, or other intellectual property rights therein, subject to RN's underlying ownership in any Licensed Software included, therein, all LA trademarks, and all LA Confidential Information, and any copies thereof, regardless of the media or form on or in which the LA Products or copies may exist. RN acknowledges and agrees that the LA Products are proprietary to LA, and are protected by the copyright laws of the United States and international copyright treaties. Unauthorized copying of the LA Products, including modification, merger or inclusion with any other software, is expressly forbidden. RN shall not be deemed, by anything contained in or done pursuant to this Agreement, to acquire any right, title or interest in any trademark, copyright, patent or other intellectual property of LA, and shall do nothing to prejudice the value or validity of LA's rights therein or ownership thereof.

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

10.2 RN. RN shall retain all right, title and interest in and to the Licensed
     --
     Software, including without limitation any copyright, patent, trade secret, or other intellectual property rights therein, all RN trademarks and all RN Confidential Information, and any copies thereof, regardless of the media or form on or in which the Licensed Software or copies may exist. LA acknowledges and agrees that the Licensed Software is proprietary to RN, and is protected by the copyright laws of the United States and international copyright treaties. Unauthorized copying of the Licensed Software, including modification, merger or inclusion with any other software, is expressly forbidden. LA shall not be deemed, by anything contained in or done pursuant to this Agreement, to acquire any right, title or interest in any trademark, copyright, patent or other intellectual property of RN, and shall do nothing to prejudice the value or validity of RN's rights therein or ownership thereof.

10.3 In the event that, during or after the Term, LA is granted a patent on an invention that was derived from LA's access to RN's SDK or Confidential Information during development pursuant to Section 2.1 hereunder, LA shall grant to RN, and hereby grants to RN, a nonexclusive, non-transferable, perpetual, royalty-free license to exercise the patent rights under the applicable patent. During and after the Term, RN shall grant to LA, and hereby grants to LA, a nonexclusive, perpetual, irrevocable, royalty-free, license to exercise the patent rights under any patents that are granted to RN that are improvements on the patent(s), if any, licensed by LA under this Section 10.3. In the event that during the Term either party files a lawsuit against the other party alleging patent infringement by the other party, the other party shall have the right to terminate this Agreement immediately upon written notice to the party that filed the lawsuit. The parties agree that in any dispute arising out of this Section 10.3, RN will bear the burden of proof by a preponderance of the evidence.

11.  LIMITED WARRANTY

11.1 RN's Limited Warranty.
     ---------------------

(a) RN warrants, solely for the benefit of LA, that for a period of ninety (90) days from the date of delivery to LA: (i) the Licensed Software, if operated as directed, will substantially achieve the functionality described in the User Documentation, and (ii) that the media containing the Licensed Software, if provided by RN, is free in material respects from defects in material and workmanship; provided, however, that the foregoing warranty is expressly contingent (and shall be otherwise void) upon: (1) the use of the Licensed Software strictly in accordance with the instructions and User Documentation therefor; (2) the absence of misuse or damage thereto; (3) the absence of any alteration or modification thereto; and (4) LA's acceptance of Licensed Software for distribution with knowledge that the media upon which the Licensed Software are reproduced may contain certain defects. RN makes no representation or warranty that the information or functions contained in the Licensed Software will meet LA's requirements or that the use or operation of the Licensed Software will be uninterrupted, error free or secure, or that any Licensed Software defects are correctable or will be corrected. THE FOREGOING WARRANTY SHALL NOT APPLY TO THE SAMPLE SOURCE CODE, WHICH IS PROVIDED TO LA AS IS, WITHOUT WARRANTY OF ANY KIND.

(b) RN's entire liability and LA's exclusive remedy for any breach of the limited warranty set forth in this Section 11.1 shall be, in RN's sole
                                        ------------
     discretion: (i) to replace RN's defective media; or (ii) to advise LA how to achieve substantially the same functionality with the Licensed Software as described in the User Documentation through a procedure different from that set forth in the User Documentation. Repaired, corrected or replaced Licensed Software and User Documentation shall be covered by this limited warranty for the period remaining under the warranty that covered the original Software, or if longer, for thirty (30) days after the date RN either shipped to LA the repaired or replaced Licensed Software or RN advised LA as to how to operate the Licensed Software so as to achieve the functionality described in the Documentation, whichever is applicable.

(c) NO OTHER WARRANTIES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW RN DISCLAIMS ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR

     PURPOSE, WHICH ARE EXPRESSLY DISCLAIMED, WITH REGARD TO THE LICENSED SOFTWARE AND THE USER DOCUMENTATION.

11.2 LA's Limited Warranty.
     ---------------------

     LA warrants, solely for the benefit of RN, that for a period of ninety (90) days from the date of delivery to RN (i) the LA Client Software, if operated as directed, will substantially achieve the functionality described in the documentation for the LA Client Software, and (ii) that the media containing the LA Client Software, if provided by LA, is free in material respects from defects in material and workmanship; provided, however, that the foregoing warranty is expressly contingent (and shall be otherwise void) upon: (1) the use of the LA Client Software strictly in accordance with the instructions and user documentation therefor; (2) the absence of misuse or damage thereto; (3) the absence of any alteration or modification thereto; and (4) RN's acceptance of LA Client Software for distribution with knowledge that the media upon which the LA Client Software are reproduced may contain certain defects. LA makes no representation or warranty that the information or functions contained in the LA Client Software will meet RN's requirements or that the use or operation of the LA Client Software will be uninterrupted, error free or secure, or that any LA Product defects are correctable or will be corrected.

     (a) LA's entire liability and RN's exclusive remedy for any breach of the limited warranty set forth in this Section 11.2 shall be, in LA's sole
                                             ------------
          discretion: (i) to replace LA's defective media; or (ii) to advise RN how to achieve substantially the same functionality with the LA Client Software as are described in the user documentation through a procedure different from that set forth in the user documentation. Repaired, corrected or replaced LA Client Software and user documentation shall be covered by this limited warranty for the period remaining under the warranty that covered the original LA Client Software, or if longer, for thirty (30) days after the date LA either shipped to RN the repaired or replaced LA Product or LA advised RN as to how to operate the LA Product so as to achieve the functionality described in the documentation, whichever is applicable.

     (b)  NO OTHER WARRANTIES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW
          -------------------
          LA DISCLAIMS ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHICH ARE EXPRESSLY DISCLAIMED, WITH REGARD TO THE LA PRODUCTS AND THE USER DOCUMENTATION.

12.  INDEMNIFICATION

12.1 RN's Indemnification. RN shall defend LA and its directors, officers,
     --------------------
     agents, employees and representatives, in any third party action for infringement by, or alleged infringement by the Licensed Software of any trademark, service mark, patent, copyright, or misappropriation of any trade secret by the Licensed Software, and will pay any final judgments awarded or settlements entered into in any such action. LA agrees that it shall notify RN of all threats, claims and proceedings related to any such suit promptly after such threat, claim or proceeding comes to the attention of LA. RN shall have sole control of the defense and/or settlement of any such suit, and LA shall furnish to RN, upon request, information available to LA for such defense, and shall provide RN with such assistance in defending such suits as is requested by RN, at RN's expense. If LA's use of the Licensed Software under the terms of this Agreement is, or in RN's opinion is likely to be, enjoined due to the type of infringement or misappropriation specified above, then RN may, at its sole option and expense, either (i) procure for LA the right to continue using the Licensed Software under the terms of this Agreement; or (ii) replace or modify the affected Licensed Software so that it is noninfringing and substantially equivalent in function to the enjoined Licensed Software. The foregoing obligation of RN does not apply (i) with respect to versions of the Licensed Software or portions or components thereof: (a) which are modified after shipment, if the alleged infringement relates to such modification, and if such modification was not authorized, expressly permitted or performed by RN; (b) which are combined with other products, processes or materials, if the alleged infringement relates to such combination and if RN did not authorize or expressly permit the combination; or (c) where LA's use of the Licensed Software is not in accordance with the license granted under this Agreement; or (ii) for use or distribution of Licensed Software or otherwise not in accordance with the terms and conditions of this Agreement.

12.2 LA Indemnification. LA shall defend RN and its directors, officers,
     ------------------
     agents, employees and representatives, in any third party action for infringement by, or alleged infringement by the LA Products of any trademark, service mark, patent, copyright, or misappropriation of any trade secret by the LA Products, and will pay any final judgments awarded or settlements entered into in any such action. RN agrees that it shall notify LA of all threats, claims and proceedings related to any such suit promptly after such threat, claim or proceeding comes to the attention of RN LA shall have sole control of the defense and/or settlement of any such suit, and RN shall furnish to LA, upon request, information available to RN for such defense, and shall provide LA with such assistance in defending such suits as is requested by LA, at LA's expense. If RN's use of the LA Products under the terms of this Agreement is, or in LA's opinion is likely to be, enjoined due to the type of infringement or misappropriation specified above, then LA may, at its sole option and expense, either (i) procure for RN the right to continue using the LA Products under the terms of this Agreement; or (ii) replace or modify the affected LA Products so that it is noninfringing and substantially equivalent in function to the enjoined LA Products. The foregoing obligation of LA does not apply (i) with respect to versions of the LA Products or portions or components thereof: (a) that are modified after shipment, if the alleged infringement relates to such modification, and if such modification was not authorized, expressly permitted or performed by LA; (b) that are combined with other products, processes or materials, if the alleged infringement relates to such combination and if LA did not authorize or expressly permit the combination; or (c) where RN's use of the LA Products is not in accordance with the license granted under this Agreement; or (ii) for use or distribution of LA Products or otherwise not in accordance with the terms and conditions of this Agreement.

13.  LIMITATION OF LIABILITY

     IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGE OR LOSS OF ANY NATURE (E.G., DAMAGE TO PROPERTY, LOSS OF PROFITS, BUSINESS INTERRUPTION, LOST SAVINGS, LOSS OF USE, LOST OR DAMAGED FILES OR DATA, INJURY TO PERSON, OR ANY CLAIMS OF THOSE NOT A PARTY TO THE AGREEMENT) WHICH MAY ARISE IN CONNECTION WITH THE USE, ADAPTATION, MERGER, INCORPORATION, DISTRIBUTION, INSTALLATION, REMOVAL OR SUPPORT OF THE LICENSED SOFTWARE AND/OR THE LA PRODUCTS PURSUANT TO THIS AGREEMENT, REGARDLESS OF WHETHER SUCH CLAIMS ARE BASED IN WARRANTY, CONTRACT, NEGLIGENCE, TORT, PRODUCTS LIABILITY OR OTHERWISE, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR LOSS.

14.  GENERAL.

14.1 Notice. Any notice or other communication permitted or required under this
     ------
     Agreement shall be given in writing and shall be deemed effective upon the business day after delivery (including courier service), overnight mail delivery, upon confirmed facsimile transmission, or five (5) days after deposit, postage prepaid, in the first class mail of the United States properly addressed to the appropriate party at the address set forth below:

     RN:  RealNetworks, Inc.
          1111 Third Avenue, Suite 2900
          Seattle, Washington 98101

          Point of contact: Len Jordan, Senior VP, Media Systems
          Facsimile No.: 206-674-2305
          With a copy to: General Counsel
          Facsimile No.: 206-674-2695

     LA:  Liquid Audio, Inc.
          810 Winslow Street
          Redwood City, California 94063
          Robert Flynn, VP of Business Development Facsimile No. (650) 549-2099
     with a copy to:     Wilson, Sonsini, Goodrich & Rosati
                         650 Page Mill Road
                         Palo Alto, CA 94304
                         Point of Contact: Hank Barry
                         Facsimile No. (650) 496-4006

     Either party may from time to time change such address by giving the other party notice of such change in accordance with this section.

14.2 Independent Contractors. RN and LA are independent contractors in all
     -----------------------
     relationships and actions under and contemplated by the Agreement. Notwithstanding anything in this Agreement to the contrary, the parties do not by this Agreement intend to form, nor shall this Agreement be construed to constitute, a LAship, joint venture, employment, or agency relationship between them, or to authorize LA to enter into any commitment or agreement binding on RN or to allow one party to accept service of any legal process addressed to, or intended for, the other party. LA shall not make any warranties, guarantees or any other commitments on behalf of RN pursuant to the Agreement.

14.3 No Assignment. Neither party shall assign, transfer or otherwise dispose of
     -------------
     this Agreement or any rights or obligations hereunder without the other party's written consent. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

14.4 Press Releases. Neither party shall issue any press releases relating to
     --------------
     this Agreement without the approval of the other.

14.5 Survival. The following provisions shall survive the expiration or
     --------
     termination of this Agreement: 1, 2.2, 7.3, 7.4, 8.4, 9-14, (except for 14.4), and any other terms herein that expressly state that they apply after the Term.

14.6 Disputes. Any dispute arising out of or relating to this Agreement that is
     --------
     not resolved by the parties shall be submitted to non-binding mediation to be held in accordance with the Commercial Mediation Rules of the American Arbitration Association ("AAA"). The parties agree that their participation in a mediation and the entire mediation proceeding, including but not limited to all statements, discussions, conducts, rulings, findings or determinations in that mediation proceeding will be confidential, will constitute settlement negotiations under Rule 408 of the Federal Rules of Evidence. The parties agree to perform whatever steps are necessary to ensure that each mediation proceeding complies with this paragraph. If not thus resolved, it shall be referred to a sole arbitrator knowledgeable in the Internet and software industries in the United States, selected by the parties within thirty days of mediation or, in the absence of such selection, to AAA arbitration which shall be governed by the United States Arbitration Act. The award shall be made within such months of selection of the arbitrator and may be entered in any court having jurisdiction. The mediation and arbitration shall be held in Seattle, Washington. The arbitrator shall determine issues of arbitrability but may not limit, expand, or otherwise modify the terms of the Agreement nor have authority to award punitive or other damages in excess of compensatory damages, and each party irrevocably waives any claim thereto. Each party shall bear its own expenses but those related to the compensation of the mediator and the arbitrator shall be divided equally. The parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and result of mediation and arbitration in confidence. Notwithstanding anything in this Section 14.6 to the contrary: (i)
                                      ------------
     disputes relating to intellectual property rights shall not be subject to mediation or arbitration; and (ii) either party may seek injunctive relief for breaches of confidentiality or intellectual property rights or to maintain the status quo pending mediation and arbitration in accordance with this section.

14.7 U.S. Government Restricted Rights and Export Restriction. The Licensed
     --------------------------------------------------------
     Software and User Documentation are provided with RESTRICTED RIGHTS. Use, duplication or disclosure by the Government is subject to restrictions set forth in subparagraphs (a) through (d) of the Commercial Computer Software--Restricted Rights at FAR 52.227-19 when applicable, or in subparagraph (c)(1)(ii) of the Rights in Technical Data and

      Computer Software clause at DFARS 252.227-7013, and in similar clauses in the NASA FAR supplement, as applicable. Manufacturer is RealNetworks, Inc./1111 Third Avenue, Suite 500/ Seattle, Washington, 98101 LA acknowledges that none of the Software or underlying information or technology may be downloaded or otherwise exported or re-exported: (i) into (or to a national or resident of) Cuba, Iran, Iraq, Libya, North Korea, Syria, Sudan or Angola or any other country to which the U.S. has embargoed goods; or (ii) to anyone on the U.S. Treasury Department's list of Specially Designated Nationals or the U.S. Commerce Department's Table of Denial Orders. The LA Products are likewise provided hereunder by LA on the same basis as set forth above with respect to the Licensed Software provided by RN.

14.8  Miscellaneous. This Agreement, and the Exhibits attached hereto and
      -------------
      incorporated herein, constitute the complete and exclusive agreement between RN and LA with respect to the subject matter hereof, and supersedes all oral or written understandings, communications or agreements not specifically incorporated herein. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions will continue in full force without being impaired or invalidated in any way. No waiver, amendment or modification of any provision of this Agreement shall be effective unless it is in a document that expressly refers to this Agreement and is signed by authorized representatives of both parties. Except as specifically provided herein, failure or delay by either party in exercising any rights or remedy under this Agreement shall not operate as a waiver of any such right or remedy. Headings shall not be considered in interpreting this Agreement. This Agreement shall be governed by the laws of the State of Washington, without regard to its conflict of law rules. The United Nations Convention of Contracts for the International Sale of Goods is expressly excluded. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, both of which together shall constitute one and the same instrument.

14.9  Force Majeure. Neither party shall be liable to the other for any delay or
      -------------
      failure to perform arising out of or related to any causes beyond such party's reasonable control, including without limitation, acts of God, wars, embargoes, strikes or labor disputes, failure of suppliers.

14.10 Freedom of Action. This agreement shall not be construed to imply any
      -----------------
      obligations other than as are expressly set forth herein. Each party may have similar agreements with others. Subject to the terms of this Agreement, each party may design, develop, manufacture, acquire or market competitive products or services and conduct its business in whatever way it chooses. IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date written above.

REAL NETWORKS, INC.                          LIQUID AUDIO, INC.

By: /s/ Len K. Dorda                         By: /s/ Robert Flynn
   ---------------------------                  ------------------------------
Name: LEN K. DORDAN                          Name: Robert Flynn
     -------------------------                    ----------------------------

Title: SUP MS DIV                            Title: VP Business Development
      ------------------------                     ---------------------------

Date: 5/28/98                                Date: April 26, 1998
     -------------------------                    ----------------------------

                                   EXHIBIT A

                                  LA PRODUCTS
                                  -----------

"LA Product(s)" means the products and applications developed by LA hereunder incorporating the Licensed Software which are compatible with RMA Server Software, including:

(a) "LA Client Software," which means software that is incorporated in an RMA Player and utilizes the RMA application programming interfaces ("APIs") and will not interoperate with any server software, other than an RMA server, that streams files by any RMA supported protocol;

(b) "LA Tools," which means software tools that may import datatypes and export datatypes using the RealMedia Libraries; and

(c) "LA Server Applications," which means LA software applications that interface with RMA Server Software and add datatypes that can be streamed from RMA Server Software.

                                   Exhibit B

                        RMA SERVER SOFTWARE CAPABILITIES
                        --------------------------------

The RMA Server Software includes the following:

1)  installer for the appropriate operating system platform

2)  operators manual

3)  exposed interfaces to plug-in a monitor, administrator, file system,
    datatype or   broadcast datatype

4)  base-level monitoring tool

5) ability to stream a datatype given a file format plug-in or broadcast plug-in and license key

6)  supports the following platforms Windows NT; Solaris

                                   Exhibit C

                                RN Competitors
                                --------------

 1. Microsoft
 2. Netscape
 3. Cisco Systems
 4. Apple Computer
 5. Oracle
 6. Sun Microsystems
 7. JavaSoft
 8. Xing
 9. Starlight
10. Emblaze
11. Macromedia

                                   Exhibit D

                                LA Competitors
                                --------------

1. a2b music
2. Cerberus
3. Audiosoft
4. Intertrust

                                                                    EXHIBIT 10.8

         AMENDMENT TO AGREEMENT EFFECTIVE AS OF APRIL 26, 1998 BY AND
              BETWEEN REAL NETWORKS, INC. AND LIQUID AUDIO, INC.


     This amendment (the "Amendment") dated as of May 4, 1999 to the "LA Agreement between RealNetworks and Liquid Audio", effective April 26, by and between Real Networks, Inc. with its principal place of business at 1111 Third Avenue Suite 2900, Seattle WA 98101 ("RN") and Liquid Audio, Inc. ("LA") with its principal place of business at 810 Winslow Street, Redwood City, CA 94065 (the "Agreement").

     WHEREAS, the RN and LA desire to amend the terms of the Agreement as set forth below;

     NOW THEREFORE, in consideration of the mutual promises set forth herein, RN and LA hereby agree as follows:

                                  1. GENERAL

A. Except as otherwise specified herein, all capitalized terms shall have the same meanings as set forth in the Agreement. This Amendment is supplementary to and modifies the Agreement. To the extent there is any inconsistency or discrepancy between the Agreement and this Amendment with respect to the specific subject matter contained herein, the terms and conditions set forth in this Amendment shall control and supersede. Nothing contained herein shall be interpreted as invalidating the Agreement and the provisions of the Agreement will continue to govern the relationship between RN and LA insofar as they do not conflict with this Amendment.

                            2. TERM AND TERMINATION

A. Section 8.1 of the Agreement (Term) is hereby amended to reflect an extension of the Term for the licensing and distribution relationship described in the Agreement, as follows:

    1. by changing the first sentence so that it now reads as follows: "This Agreement shall commence as of the Effective Date, and terminate two (2) years from the Effective Date (the "Term"), unless earlier terminated as provided herein."

       IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


Real Networks, Inc.                     Liquid Audio, Inc.


By: /s/ Marc A. Bretl                   By: /s/ Robert Flynn
   ---------------------------             -----------------------------
Name: MARC A. BRETL                     Name: ROBERT FLYNN
    --------------------------               ---------------------------
Title: VP                               Title: VP Business Development
     -------------------------                --------------------------
                              [SEAL APPEARS HERE]